UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2016
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WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland	001-16503	98-0352587
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited,
51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)
(011) 44-20-3124-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Towers Watson & Co. Merger Litigation

Between July 9, 2015 and August 24, 2015, five stockholders of Towers Watson & Co. (“Towers Watson”) filed putative class action lawsuits in the Court of Chancery of Delaware against Towers Watson’s board members, for alleged breaches of fiduciary duty, and against Willis Group Holdings plc (“Willis”) and Willis’ subsidiary Citadel Merger Sub, Inc. (“Citadel”), for aiding and abetting the alleged breaches of fiduciary duty. On July 28, 2015, one of the putative class action lawsuits was voluntarily dismissed. The claimed breaches of fiduciary duty originated from the execution of the merger agreement dated June 29, 2015 among Towers Watson, Willis, and Citadel, which was alleged to offer unfair and inadequate consideration for Towers Watson stock. The original complaints in the lawsuits sought to enjoin the merger and monetary damages for the putative class.

On August 27, 2015, Willis filed a Registration Statement and Preliminary Joint Proxy Statement/Prospectus relating to the proposed merger. On September 9, 2015, the Plaintiffs in four of the putative class action lawsuits filed a Consolidated Amended Complaint, which, in addition to seeking to enjoin the merger and monetary damages for the putative class, sought disclosure of additional facts relating to the merger in connection with the stockholder vote thereupon. On September 17, 2015, the plaintiffs filed a Motion for Expedited Proceedings and a Motion for a Preliminary Injunction.

On October 13, 2015, Willis filed Amendment No. 1 (“Amendment No. 1”) to the Registration Statement that included an amended Preliminary Joint Proxy Statement/Prospectus, which mooted (i) Plaintiffs’ disclosure claims in the Consolidated Amended Complaint pertaining to the compensation of Towers Watson’s financial advisor for work unrelated to the proposed merger and the valuation analyses of the financial advisor; and (ii) Plaintiffs’ contention in an October 8, 2015 letter that the proxy statement should disclose sales of 106,933 shares of Towers Watson stock by Towers Watson’s CEO, John Haley, that Mr. Haley had previously disclosed in a Form 4 filed with the SEC on March 3, 2015. On October 19, 2015, Plaintiffs withdrew their Motion for Expedited Proceedings and Motion for a Preliminary Injunction.

On November 18, 2015, Towers Watson, Willis, and Citadel entered into an amendment to the merger agreement which increased the pre-merger special dividend payable to holders of Towers Watson common stock prior to the closing date from $4.87 per share to $10.00 per share. On December 11, 2015, a majority of all outstanding shares of Towers Watson common stock were cast in favor of the proposed merger. On January 4, 2016, the merger was consummated.

On April 18, 2016, the Court of Chancery entered an order dismissing the stockholder action with prejudice as to Plaintiffs New Jersey Building Laborers’ Statewide Annuity Fund, New Jersey Building Laborers’ Statewide Pension Fund, The City of Atlanta Firefighters’ Pension Fund, Cyndy Cordell, and Peter Mills, and without prejudice as to all other plaintiffs and any absent members of the putative class. Pursuant to the order, the Court of Chancery retained jurisdiction solely for the purpose of determining the Plaintiffs’ application for an award of attorneys’ fees and reimbursement of expenses.

On April 27, 2016, Plaintiffs’ counsel filed a petition for fees and reimbursement of expenses in view of the supplemental disclosures contained in Amendment No. 1 and the increase in the pre-merger special dividend. The petition sought an award of $1.7 million in fees and reimbursement of expenses. On June 8, 2016, Defendants filed their opposition to the petition. After negotiations, the parties have agreed to resolve the petition for a payment of $250,000 to Plaintiffs’ counsel by Willis Towers Watson Public Limited Company. The resolution of the fee petition for $250,000 has not been approved or ruled upon by the Court of Chancery of Delaware.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Towers Watson Public Limited Company

By:	/s/ NEIL D. FALIS
Neil D. Falis
Deputy Corporate Secretary
Dated: July 26, 2016